Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

THIRD QUARTER 2024 RESULTS

TALLAHASSEE, FL – October 25, 2024 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the three and nine months ended September 30, 2024. The Company reported net earnings of $2,603,000, or $0.79 per basic and $0.78 per diluted share, for the three months ended September 30, 2024, compared to $2,120,000, or $0.66 per basic and diluted share, for the three months ended September 30, 2023.  The Company reported net earnings of $6,308,000, or $1.92 per basic and $1.89 per diluted share, for the nine months ended September 30, 2024, compared to $6,878,000, or $2.15 per basic and $2.13 per diluted share, for the nine months ended September 30, 2023.

"Very proud of the Bank's performance this quarter,” said Sammie D. Dixon, Jr., Vice Chairman, President, and CEO. “We are running efficiently and are optimizing the performance of our systems as well as our team," he continued.

The Bank upgraded its core operating systems during the third and fourth quarters of 2023.  Though the Bank routinely enhances it's systems, it is also realizing the financial benefits from last year's investment, according to Dixon.

"As we look at the numbers, growth is happening in all areas of the Bank and our efficiency ratio is down right where we want it," Dixon said. "Simply put, we are doing more, with less."

"We are looking good as we head to the end of the year and into 2025," he said.

Third Quarter Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Net earnings	$2,603	$1,774	$1,931	$1,830	$2,120
Book value per share	$26.87	$25.35	$24.71	$24.53	$22.91
Earnings per share - Basic	$0.79	$0.54	$0.59	$0.56	$0.66
Earnings per share - Diluted	$0.78	$0.54	$0.59	$0.55	$0.66
Weighted-average basic shares outstanding	3,293,993	3,295,423	3,275,401	3,259,247	3,214,323
Weighted-average diluted shares outstanding	3,322,536	3,310,628	3,298,555	3,299,212	3,235,920
Return on average assets(1)	1.14%	0.81%	0.91%	0.87%	1.03%
Return on average equity(1)	12.20%	8.70%	9.61%	9.85%	11.31%
Average yield on earning assets(1)	5.81%	5.63%	5.44%	5.40%	5.21%
Net interest margin(1)	3.63%	3.55%	3.51%	3.61%	3.68%
Efficiency ratio(2)	58.24%	65.02%	63.81%	59.99%	61.45%
Nonperforming assets/total assets(3)	0.26%	0.34%	0.40%	0.40%	0.19%

(1) Quarterly ratios have been annualized on a 30/360 basis.

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include loans greater than 90 days past due and nonaccrual loans.

•	Net earnings of $2.6 million for 3Q'24 were up $829,000 (46.7%) from 2Q'24 and $483,000 (22.8%) from 3Q'23.
•	Book value per share has increased steadily over the past year and is up $3.96, or 17.3% since 3Q'23.
•	For 3Q'24, the return on average assets was 1.14% compared to 0.81% (2Q'24) and 1.03% (3Q'23). For 3Q'24, the return on average equity was 12.20% compared to 8.70% (2Q'24) and 11.31% (3Q'23).
•	Pre-tax pre-provision ("PTPP") return on assets was 1.55% and PTPP return on equity was 16.58% for 3Q'24, compared to 1.27% and 13.59% in 2Q'24 and 1.44% and 15.81% in 3Q'23. This is considered a non-GAAP financial measure and additional information, including a reconciliation, can be found on page 10.
•	Gross loan balances increased $40.7 million, or 6.2% since December 31, 2023 with most growth occurring in residential and home equity real estate loans.
•	Since December 31, 2023, total deposits increased $75.3 million, or 10.1%, to $824.0 million. Growth occurred in all categories with the majority of growth occurring in time deposits and savings, NOW and money market accounts. During the third quarter, the Company averaged net new non-maturity deposit volume of $18.8 million and 183 net new accounts.
•	At September 30, 2024, available secured and unsecured borrowing capacity was $197.7 million through various sources including the Federal Home Loan Bank of Atlanta (FHLB) and lines of credit with several banks. When combined with maximum available brokered and wholesale funding capacity of $232.9 million, off-balance sheet funding sources total $430.6 million.
•	At September 30, 2024, on-balance sheet liquidity was $181.6 million, consisting of cash and cash equivalents and unpledged debt securities at fair value. Total on-balance sheet and off-balance sheet liquidity sources total $612.2 million, representing 74.3% of total deposits.
•	The Bank remains well capitalized with a Tier 1 Leverage ratio of 10.21% and a Total Risk Based Capital Ratio of 13.53% at September 30, 2024.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 3Q'24 vs.		Nine Months Ended September 30,
	3Q'24	2Q'24	3Q'23	2Q'24	3Q'23	2024	2023	% Change
Net interest income	$7,941	$7,394	$7,187	7.4%	10.5%	$22,468	$22,095	1.7%
Credit loss expense	100	444	175	(77.5)	(42.9)	755	743	1.6
Noninterest income	531	527	499	0.8	6.4	1,511	1,403	7.7
Noninterest expense	4,934	5,150	4,723	(4.2)	4.5	14,925	13,699	8.9
Income taxes	835	553	668	51.0	25.0	1,991	2,178	(8.6)
Net earnings	$2,603	$1,774	$2,120	46.7%	22.8%	$6,308	$6,878	(8.3)%

Net earnings for 3Q'24 primarily benefitted from higher net interest income, improved operating efficiency and a lower provision for credit loss expense.  Comparing the nine-month periods, higher revenue from interest and noninterest income was offset by higher noninterest expense as the impact of operational efficiencies started to materialize in the third quarter of this year.

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 3Q'24 vs.		Nine Months Ended September 30,
	3Q'24	2Q'24	3Q'23	2Q'24	3Q'23	2024	2023	% Change
Interest income:
Loans	$10,995	$10,627	$9,019	3.5%	21.9%	$31,584	$25,633	23.2%
Debt securities	757	852	919	(11.2)	(17.6)	2,505	2,777	(9.8)
Other	942	259	244	263.7	286.1	1,408	650	116.6
Total interest income	12,694	11,738	10,182	8.1%	24.7%	35,497	29,060	22.2%
Interest expense:
Deposits	4,643	4,090	2,691	13.5%	72.5%	12,410	6,141	102.1%
FHLB advances and other borrowings	110	254	304	(56.7)	(63.8)	619	824	(24.9)
Total interest expense	4,753	4,344	2,995	9.4	58.7	13,029	6,965	87.1
Net interest income	$7,941	$7,394	$7,187	7.4%	10.5%	$22,468	$22,095	1.7%

The Company reported net interest income of $7.9 million for 3Q'24, an increase of $547,000, or 7.4%, from the linked quarter and an increase of $754,000, or 10.5% from 3Q'23. Compared to the linked quarter, an acceleration of bond maturities resulted in an earning asset mix shift to higher-yielding cash accounts.  This coupled with a reduction in FHLB borrowings yielded higher net interest income. Compared to 3Q'23, loan growth and higher loan yields were the most significant contributing factors to higher net interest income. Average earning assets were up $40.7 million, or 4.9%, over the linked quarter and $92.8 million, or 11.9%, over 3Q'23 while the yield on average earning assets increased to 5.81% (3Q'24), compared to 5.63% (2Q'24) and 5.21% (3Q'23). The average cost of interest-bearing liabilities increased from 2.19% in 3Q'23 to 2.96% in 2Q'24 and 3.09% in 3Q'24, reflecting the rising rate environment and a change in funding mix.  The Company's net interest margin ("NIM") for 3Q'24 was 3.63%, compared to 3.55% (2Q'24) and 3.68% (3Q'23).

For the nine months ended September 30, 2024, funding costs outpaced the increase in earning asset yields. Net interest income increased $373,000, or 1.7% compared to the same period a year ago. Average earning assets increased $59.9 million, or 7.7%, while the Company's average interest-bearing liabilities increased $52.5 million, or 9.7%.  Rates on interest-bearing liabilities increased at a faster pace (up 122 basis points) than yields on interest-earning assets (up 66 basis points).  NIM was 3.57% for the nine months ended September 30, 2024 compared to 3.78% for the nine months ended September 30, 2023.

Credit Loss Expense

Credit loss expense for 3Q'24 of $100,000 included $118,000 in expense for loans and $18,000 in release for unfunded commitments.  Net charge-offs totaled $11,000 in 3Q'24, compared to $800,000 last quarter (primarily related to two impaired commercial relationships that had been mostly reserved for in prior quarters) and $49,000 in 3Q'23.  At September 30, 2024, the allowance for credit losses for loans was $5.4 million, representing 0.78% to total loans (this excludes the allowance for credit losses for unfunded commitments of $140,000). The following table presents detailed information related to credit loss expense related to loans for the periods indicated.

	Three Months Ended
	September 30, 2024	June 30, 2024	Change
Beginning balance	$5,282	$5,796	$(514)
Charge-offs	(13)	(803)	790
Recoveries	2	3	(1)
Net (charge-offs) recoveries	(11)	(800)	789
Credit loss expense (funded portion)	118	286	(168)
Ending balance	$5,389	$5,282	$107

Allowance for credit losses to total loans, gross	0.78%	0.77%

Noninterest income (Unaudited)

(dollars in thousands)

				Change 3Q'24 vs.		Nine Months Ended September 30,
	3Q'24	2Q'24	3Q'23	2Q'24	3Q'23	2024	2023	% Change
Service charges and fees on deposit accounts	$81	$78	$92	3.8%	(12.0)%	$228	$261	(12.6)%
Debit card/ATM revenue, net	159	164	137	(3.0)	16.1	481	437	10.1
Mortgage banking revenue, net	133	125	121	6.4	9.9	329	250	31.6
Income from bank-owned life insurance	105	102	100	2.9	5.0	307	290	5.9
Other income	53	58	49	(8.6)	8.2	166	165	0.6
Total noninterest income	$531	$527	$499	0.8%	6.4%	$1,511	$1,403	7.7%

Noninterest income during 3Q'24 stayed relatively flat compared to the linked quarter.  The 6.4% and 7.7% increases from the three and nine-month periods in 2023, respectively, mostly reflect increased revenue from debit card/ATM and mortgage banking. These gains were partially offset by declines in service charges and fees on deposit accounts, primarily nonsufficient funds ("NSF") fees.  Noninterest income as a percentage of average assets, annualized, was 0.23% for both nine-month periods.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 3Q'24 vs.		Nine Months Ended September 30,
	3Q'24	2Q'24	3Q'23	2Q'24	3Q'23	2024	2023	% Change
Salaries and employee benefits	$3,011	$3,024	$2,864	(0.4)%	5.1%	$8,900	$8,359	6.5%
Occupancy and equipment	408	425	427	(4.0)	(4.4)	1,238	1,235	0.2
Professional fees	151	142	149	6.3	1.3	447	416	7.5
Marketing	243	299	215	(18.7)	13.0	816	688	18.6
FDIC assessment	111	106	104	4.7	6.7	325	275	18.2
Software maintenance, amortization and other	433	541	341	(20.0)	27.0	1,378	912	51.1
Other	577	613	623	(5.9)	(7.4)	1,821	1,814	0.4
Total noninterest expense	$4,934	$5,150	$4,723	(4.2)%	4.5%	$14,925	$13,699	8.9%

Noninterest expense was down $216,000, or 4.2%, from the linked quarter due primarily to a $108,000, or 20.0%, decrease in software maintenance, amortization, and other expense as there were some one-time expenses related to the Company's core conversion in the 4Q'23 that were paid during 2Q'24. Marketing expense decreased $56,000, or 18.7%, often fluctuating from quarter to quarter due to the timing of certain commitments. Noninterest expense was up 4.5% over 3Q'23 due primarily to increased expense for salaries and employee benefits and software maintenance, amortization and other, the latter being due to the Company's core conversion completed in the 4Q'23.  The Company's efficiency ratio improved to 58.24% in 3Q'24, compared to 65.02% in 2Q'24 and 61.45% in 3Q'23.  Noninterest expense as a percentage of average assets reached its lowest level in two years at  2.16% annualized for 3Q'24.

Noninterest expense was up 8.9%, or $1.2 million, over the nine-month period due mostly to higher compensation expense and higher expense related to the core conversion, followed by higher marketing expense.

Financial Condition

At September 30, 2024, the Company reported $931.6 million in total assets, $824.0 million in deposits, and $687.1 million in net portfolio loans. This compares to $854.5 million in total assets, $748.7 million in deposits, and $646.1 million in net portfolio loans at December 31, 2023.  Gross loans increased $40.7 million, or 6.2%, since December 31, 2023 with residential and home equity loans reporting the largest dollar volume increase.

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	September 30, 2024		December 31, 2023
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate(1)	$216,379	31.2%	$208,429	32.0%
Residential real estate and home equity(1)	297,887	43.0	273,383	41.9
Construction(1)	82,639	11.9	78,197	12.0
Commercial	89,788	13.0	85,983	13.2
Consumer	5,971	0.9	5,936	0.9
Total loans	692,664	100.0%	651,928	100.0%

Net deferred loan fees	(218)		(192)
Allowance for credit losses	(5,389)		(5,609)
Loans, net	$687,057		$646,127

(1) Certain loans as of December 31, 2023 were reclassed to conform with the current loan class presentation.

Deposit balances increased $75.3 million, or 10.1%, since December 31, 2023.  Savings, NOW and money-market deposits and time deposits increased $26.9 million and $35.1 million, respectively, since December 31, 2023, while noninterest bearing demand accounts increased $13.2 million. The Company's loan to deposit ratio  was 84.1% at September 30, 2024 compared to 87.1% at December 31, 2023.

The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank. The Line of Credit matures in August 2025 and had a zero outstanding balance at September 30, 2024. As of September 30, 2024, the Company reported $10 million in FHLB advances with a weighted average interest rate of 4.33%. Borrowed funds represented 1.2% of total liabilities at September 30, 2024.

Total stockholders’ equity was $88.5 million, or 9.50% of total assets, at September 30, 2024, compared to $80.0 million at December 31, 2023 or 9.36% of total assets.  Retained earnings and a favorable change in accumulated other comprehensive loss drove the increase in equity and offset common stock dividends of $818,000 ($0.25 per common share) paid during 1Q'24.  At September 30, 2024, book value per share was $26.87 with 3,293,755 common shares outstanding.

As of September 30, 2024, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 10.21%, a 13.53% Common Equity Tier 1 Capital Ratio, a 13.53% Tier 1 Risk-Based Capital Ratio, and a 14.33% Total Risk-Based Capital Ratio.

Asset Quality

There were eleven (11) nonperforming loans totaling $2.5 million at  September 30, 2024 compared to nine (9) nonperforming loans totaling $3.0 million at June 30, 2024. Net charge-offs during the nine months ended September 30, 2024 totaled $835,000 and were mostly related to two impaired commercial loans, compared to net charge-offs of $379,000 for the nine months ended September 30, 2023.  As of September 30, 2024, there were no loans that were 90 days and still accruing and no Other Real Estate Owned ("OREO") on the balance sheet.  Management believes that the allowance for credit losses for loans of $5.4 million (which excludes $140,000 for general unfunded commitments) at September 30, 2024 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of September 30, 2024, the Bank had 111 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision ("PTPP") net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Interest income:
Loans	$10,995	$10,627	$9,962	$9,658	$9,019
Debt securities	757	852	896	921	919
Other	942	259	207	287	244
Total interest income	12,694	11,738	11,065	10,866	10,182
Interest expense:
Deposits	4,643	4,090	3,677	3,351	2,691
FHLB advances and other borrowings	110	254	255	262	304
Total interest expense	4,753	4,344	3,932	3,613	2,995
Net interest income	7,941	7,394	7,133	7,253	7,187
Credit loss expense	100	444	211	707	175
Net interest income after credit loss expense	7,841	6,950	6,922	6,546	7,012

Noninterest income:
Service charges and fees on deposit accounts	81	78	69	96	92
Debit card/ATM revenue, net	159	164	158	136	137
Mortgage banking revenue, net	133	125	71	102	121
Income from bank-owned life insurance	105	102	100	99	100
Other income	53	58	55	59	49
Total noninterest income	531	527	453	492	499

Noninterest expense:
Salaries and employee benefits	3,011	3,024	2,865	2,813	2,864
Occupancy and equipment	408	425	405	412	427
Professional fees	151	142	154	143	149
Marketing	243	299	274	215	215
FDIC assessment	111	106	108	85	104
Software maintenance, amortization and other	433	541	404	302	341
Other	577	613	631	676	623
Total noninterest expense	4,934	5,150	4,841	4,646	4,723
Earnings before income taxes	3,438	2,327	2,534	2,392	2,788
Income taxes	835	553	603	562	668
Net earnings	$2,603	$1,774	$1,931	$1,830	$2,120

Basic earnings per common share	$0.79	$0.54	$0.59	$0.56	$0.66

Diluted earnings per common share	$0.78	$0.54	$0.59	$0.55	$0.66

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	Unaudited		Unaudited
Interest income:
Loans	$10,995	$9,019	$31,584	$25,633
Debt securities	757	919	2,505	2,777
Other	942	244	1,408	650
Total interest income	12,694	10,182	35,497	29,060
Interest expense:
Deposits	4,643	2,691	12,410	6,141
FHLB advances and other borrowings	110	304	619	824
Total interest expense	4,753	2,995	13,029	6,965
Net interest income	7,941	7,187	22,468	22,095
Credit loss expense	100	175	755	743
Net interest income after credit loss expense	7,841	7,012	21,713	21,352
Noninterest income:
Service charges and fees on deposit accounts	81	92	228	261
Debit card/ATM revenue, net	159	137	481	437
Mortgage banking revenue, net	133	121	329	250
Income from bank-owned life insurance	105	100	307	290
Other income	53	49	166	165
Total noninterest income	531	499	1,511	1,403
Noninterest expense:
Salaries and employee benefits	3,011	2,864	8,900	8,359
Occupancy and equipment	408	427	1,238	1,235
Professional fees	151	149	447	416
Marketing	243	215	816	688
FDIC assessment	111	104	325	275
Software maintenance, amortization and other	433	341	1,378	912
Other	577	623	1,821	1,814
Total noninterest expense	4,934	4,723	14,925	13,699
Earnings before income taxes	3,438	2,788	8,299	9,056
Income taxes	835	668	1,991	2,178
Net earnings	$2,603	$2,120	$6,308	$6,878

Earnings per common share:
Basic	$0.79	$0.66	$1.92	$2.15
Diluted	$0.78	$0.66	$1.89	$2.13
Cash dividends per common share(1)	$-	$-	$0.25	$0.22

(1) Annual cash dividends were paid during the first quarters of 2024 and 2023.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash & cash equivalents	$96,524	$50,875	$23,474	$28,416	$22,404
Debt securities available for sale	90,935	99,798	117,413	124,475	123,838
Debt securities held to maturity	13,276	13,267	11,861	11,850	11,838
Loans, held for sale	7,457	5,505	3,583	5,288	5,182
Loans, net	687,057	684,762	666,826	646,127	628,974
Federal Home Loan Bank stock	1,073	1,073	1,548	1,283	1,758
Premises & equipment, net	7,112	7,266	7,406	7,476	7,613
Right of use lease asset	2,654	2,711	2,767	2,823	2,879
Accrued interest receivable	3,213	3,579	3,465	3,114	2,671
Bank-owned life insurance	17,228	17,123	17,021	16,921	16,822
Other real estate owned	-	-	-	-	117
Other assets	5,093	7,422	7,296	6,755	7,889
Total Assets	$931,622	$893,381	$862,660	$854,528	$831,985

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$202,659	$206,158	$201,083	$189,426	$193,439
Savings, NOW and money-market deposits	503,768	479,162	462,601	476,826	451,492
Time deposits	117,559	105,050	88,029	82,436	77,876
Total Deposits	823,986	790,370	751,713	748,688	722,807
Other borrowings	-	-	-	-	-
FHLB Advances	10,000	10,000	20,000	15,000	25,000
Official checks	1,338	939	831	2,377	717
Operating lease liability	2,857	2,913	2,963	3,013	3,062
Other liabilities	4,943	5,648	5,714	5,474	5,612
Total Liabilities	843,124	809,870	781,221	774,552	757,198
Total Stockholders' Equity	88,498	83,511	81,439	79,976	74,787
Total Liabilities and Stockholders' Equity	$931,622	$893,381	$862,660	$854,528	$831,985

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets (Unaudited)
(in thousands)

	3Q'24			2Q'24			3Q'23
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$694,083	$10,893	6.28%	$685,946	$10,536	6.14%	$620,297	$8,939	5.76%
Loans held for sale	6,371	102	6.40	5,670	91	6.42	5,850	80	5.47
Debt securities	105,999	757	2.86	122,472	852	2.78	137,731	919	2.67
Other(2)	67,629	942	5.57	19,318	259	5.36	17,398	244	5.61
Total interest-earning assets	874,082	$12,694	5.81%	833,406	$11,738	5.63%	781,276	$10,182	5.21%
Noninterest-earning assets	38,751			40,418			42,065
Total assets	$912,833			$873,824			$823,341

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$492,632	$3,374	2.74%	$467,312	$3,031	2.59%	$449,396	$2,089	1.86%
Time deposits	111,851	1,269	4.54	99,583	1,059	4.25	73,071	602	3.30
Total interest-bearing deposits	604,483	4,643	3.07	566,895	4,090	2.89	522,467	2,691	2.06
FHLB advances and other borrowings	10,000	110	4.40	20,608	254	4.93	24,582	304	4.95
Total interest-bearing liabilities	614,483	$4,753	3.09%	587,503	$4,344	2.96%	547,049	$2,995	2.19%
Noninterest-bearing deposits	203,659			194,955			192,686
Noninterest-bearing liabilities	9,317			9,780			8,644
Stockholders' equity	85,374			81,586			74,962
Total liabilities and stockholders' equity	$912,833			$873,824			$823,341

Net earning assets	$259,599			$245,903			$234,227
Net interest income		$7,941			$7,394			$7,187
Interest rate spread(3)			2.72%			2.67%			3.02%
Net interest margin(4)			3.63%			3.55%			3.68%

	For the Nine Months Ended September 30,
	2024			2023
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$679,999	$31,320	6.14%	$611,946	$25,361	5.53%
Loans held for sale	5,642	264	6.24	7,215	272	5.03
Debt securities	120,633	2,505	2.77	139,886	2,777	2.65
Other(2)	33,952	1,408	5.53	21,271	650	4.07
Total interest-earning assets	840,226	$35,497	5.63%	780,318	$29,060	4.97%
Noninterest-earning assets	39,600			36,898
Total assets	$879,826			$817,216

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$475,043	$9,234	2.59%	$461,649	$5,061	1.46%
Time deposits	98,803	3,176	4.29	56,901	1,080	2.53
Total interest-bearing deposits	573,846	12,410	2.88	518,550	6,141	1.58
FHLB advances and other borrowings	17,220	619	4.79	20,034	824	5.48
Total interest-bearing liabilities	591,066	$13,029	2.94%	538,584	$6,965	1.72%
Noninterest-bearing deposits	196,703			195,689
Noninterest-bearing liabilities	9,607			10,005
Stockholders' equity	82,450			72,938
Total liabilities and stockholders' equity	$879,826			$817,216

Net earning assets	$249,160			$241,734
Net interest income		$22,468			$22,095
Interest rate spread (3)			2.69%			3.25%
Net interest margin(4)			3.57%			3.78%

(1) Includes nonaccrual loans

(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3) Interest rate spread is the difference between total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4) Net interest margin is net interest income divided by total average interest-earning assets, annualized on a 30/360 basis.

(5) Annualized on a 30/360 basis

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Per Share Data:
Earnings per common share - Basic	$0.79	$0.54	$0.59	$0.56	$0.66
Earnings per common share - Diluted	$0.78	$0.54	$0.59	$0.55	$0.66
Book value per common share	$26.87	$25.35	$24.71	$24.53	$22.91
Common shares outstanding	3,293,755	3,293,863	3,295,265	3,259,881	3,263,733
Weighted-average basic common shares outstanding	3,293,993	3,295,423	3,275,401	3,259,247	3,214,323
Weighted-average diluted common shares outstanding	3,322,536	3,310,628	3,298,555	3,299,212	3,235,920

Selected Performance Ratios and Other Data:
Return on average assets(1)	1.14%	0.81%	0.91%	0.87%	1.03%
Return on average equity(1)	12.20%	8.70%	9.61%	9.85%	11.31%
Average yield on earning assets	5.81%	5.63%	5.44%	5.40%	5.21%
Net interest margin(2)	3.63%	3.55%	3.51%	3.61%	3.68%
Efficiency ratio(3)	58.24%	65.02%	63.81%	59.99%	61.45%
Noninterest expense/average assets(1)	2.16%	2.36%	2.27%	2.20%	2.29%

Asset Quality Data:
Nonaccrual loans	$2,464	$3,029	$3,446	$2,335	$1,112
Loans 90 days past due and still accruing	$-	$-	$-	$1,110	$367
Other real estate owned	$-	$-	$-	$-	$117
Total nonperforming assets	$2,464	$3,029	$3,446	$3,445	$1,596
Nonperforming assets/total assets	0.26%	0.34%	0.40%	0.40%	0.19%
Loans 30-89 days past due	$906	$635	$4,447	$5,353	$1,060
Total loans	$692,664	$690,258	$672,836	$651,928	$633,982
Loans 30-89 days past due/total loans	0.13%	0.09%	0.66%	0.82%	0.17%
Net charge-offs/average loans (1)	-	0.47%	-	-	0.03%

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	10.28%	10.41%	10.44%	10.29%	10.34%
Common Equity Tier 1 Capital Ratio (Company)	13.63%	13.39%	13.28%	13.37%	13.42%
Tier 1 Risk-Based Capital Ratio (Company)	13.63%	13.39%	13.28%	13.37%	13.42%
Total Risk-Based Capital Ratio (Company)	14.41%	14.17%	14.13%	14.22%	14.19%
Tangible Common Equity Ratio(4) (Company)	9.50%	9.35%	9.44%	9.36%	8.99%

Tier 1 Leverage Capital Ratio (Bank)	10.21%	10.32%	10.35%	10.15%	10.18%
Common Equity Tier 1 Capital Ratio (Bank)	13.53%	13.29%	13.16%	13.18%	13.23%
Tier 1 Risk-Based Capital Ratio (Bank)	13.53%	13.29%	13.16%	13.18%	13.23%
Total Risk-Based Capital Ratio (Bank)	14.33%	14.09%	14.02%	14.03%	13.99%
Tangible Common Equity Ratio(4) (Bank)	9.43%	9.27%	9.38%	9.22%	8.84%

(1) Annualized on a 30/360 basis
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.
(4) Tangible Common Equity Ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, please refer to page 10.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation (Unaudited)
(dollars in thousands except per share amounts)

	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Net Income
Net earnings (GAAP)	$2,603	$1,774	$1,931	$1,830	$2,120
Plus: credit loss expense	100	444	211	707	175
Plus: income taxes	835	553	603	562	668
PTPP(1) net earnings (non-GAAP)	$3,538	$2,771	$2,745	$3,099	$2,963

Earnings per Share (EPS)
Weighted average common shares, diluted	3,322,536	3,310,628	3,298,555	3,299,212	3,235,920
EPS, diluted (GAAP)	$0.78	$0.54	$0.59	$0.55	$0.66
PTPP(1) EPS, diluted (non-GAAP)	$1.06	$0.84	$0.83	$0.94	$0.92

Return on Average Assets (ROAA)(2)
Average assets	$912,833	$873,824	$852,562	$844,835	$823,341
ROAA (GAAP)	1.14%	0.81%	0.91%	0.87%	1.03%
PTPP(1) ROAA (non-GAAP)	1.55%	1.27%	1.29%	1.47%	1.44%

Return on Average Equity (ROAE)(2)
Average equity	$85,374	$81,586	$80,358	$74,318	$74,962
ROAE (GAAP)	12.20%	8.70%	9.61%	9.85%	11.31%
PTPP(1) ROAE (non-GAAP)	16.58%	13.59%	13.66%	16.68%	15.81%

	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23
Tangible Common Equity Ratio (Company)
Stockholders' Equity (GAAP)	$88,498	$83,511	$81,439	$79,976	$74,787
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$88,498	$83,511	$81,439	$79,976	$74,787

Total Assets (GAAP)	$931,622	$893,381	$862,660	$854,528	$831,985
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$931,622	$893,381	$862,660	$854,528	$831,985
Tangible Common Equity Ratio (non-GAAP)	9.50%	9.35%	9.44%	9.36%	8.99%

Tax-effected adjustment of net losses in HTM securities portfolio (non-GAAP)	$720	$1,150	$1,144	$1,114	$1,624
Tangible Assets adjusted for HTM securities at fair value (non-GAAP)	$930,902	$892,231	$861,516	$853,414	$830,361
Tangible Equity adjusted for HTM securities at fair value (non-GAAP)	$87,778	$82,361	$80,295	$78,862	$73,163
Tangible Common Equity Ratio Adjusted (non-GAAP)	9.43%	9.23%	9.32%	9.24%	8.81%

Tangible Common Equity Ratio (Bank)
Stockholders' Equity (GAAP)	$87,869	$82,789	$80,641	$78,763	$73,514
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$87,869	$82,789	$80,641	$78,763	$73,514

Total Assets (GAAP)	$931,493	$893,283	$862,598	$854,494	$831,830
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$931,493	$893,283	$862,598	$854,494	$831,830
Tangible Common Equity Ratio (non-GAAP)	9.43%	9.27%	9.35%	9.22%	8.84%

(1)Pre-tax, pre-provision

(2) Annualized on a 30/360 basis

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Nine Months Ended September 30,
	2024	2023
Net Income
Net earnings (GAAP)	$6,308	$6,878
Plus: credit loss expense	755	743
Plus: income taxes	1,991	2,178
PTPP(1) net earnings (non-GAAP)	$9,054	$9,799

Earnings per Share (EPS)
Weighted average common shares, diluted	3,330,863	3,221,952
EPS, diluted (GAAP)	$1.89	$2.13
PTPP(1) EPS, diluted (non-GAAP)	$2.72	$3.04

Return on Average Assets (ROAA)(2)
Average assets	$879,826	$817,216
ROAA (GAAP)	0.96%	1.12%
PTPP(1) ROAA (non-GAAP)	1.37%	1.60%

Return on Average Equity (ROAE)(2)
Average equity (GAAP)	$82,450	$72,938
ROAE (GAAP)	10.20%	12.57%
PTPP(1) ROAE (non-GAAP)	14.64%	17.91%

(1)Pre-tax, pre-provision

(2) Annualized on a 30/360 basis

Prime Meridian Holding Company and Subsidiary

Non-GAAP Measures and Ratio Reconciliation

Annual Pre-Tax Pre-Provision Calculation Unaudited)

(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2023	2022	2021	2020	2019
Net Income
Net earnings (GAAP)	$8,708	$9,681	$8,347	$4,458	$3,542
Plus: credit loss expense	1,450	890	(104)	2,850	1,131
Plus: income taxes	2,740	3,056	2,517	1,295	1,092
PTPP(1) net earnings (non-GAAP)	$12,898	$13,627	$10,760	$8,603	$5,765

Earnings per Share (EPS)
Weighted average common shares, diluted	3,251,080	3,193,774	3,142,482	3,134,124	3,159,635
EPS, diluted (GAAP)	$2.68	$3.03	$2.66	$1.42	$1.12
PTPP(1) EPS, diluted (non-GAAP)	$3.97	$4.27	$3.42	$2.74	$1.82

Return on Average Assets (ROAA)
Average assets	$815,813	$852,272	$751,576	$595,363	$456,797
ROAA (GAAP)	1.07%	1.14%	1.11%	0.75%	0.78%
PTPP(1) ROAA (non-GAAP)	1.58%	1.60%	1.43%	1.45%	1.26%

Return on Average Equity (ROAE)
Average equity	$73,094	$65,549	$65,179	$57,386	$53,172
ROAE (GAAP)	11.91%	14.77%	12.81%	7.77%	6.66%
PTPP(1) ROAE (non-GAAP)	17.65%	20.79%	16.51%	14.99%	10.84%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$646,127	$588,715	$490,198	$476,661	$337,710
Less PPP loans	(36)	(191)	(15,172)	(66,774)	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$646,091	$588,524	$475,026	$409,887	$337,710

Average loans, excluding loans held for sale	$613,059	$537,304	$480,606	$429,802	$309,350
Less average PPP loans	(108)	(3,061)	(50,315)	(55,529)	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$612,951	$534,243	$430,291	$374,273	$309,350

Interest on loans, excluding loans held for sale	$34,938	$25,803	$22,598	$19,553	$15,884
Less interest income and earned fee income on PPP loans	(2)	(776)	(3,358)	(1,725)	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$34,936	$25,027	$19,240	$17,828	$15,884

Average loan yield, excluding loans held for sale (GAAP)	5.70%	4.80%	4.70%	4.55%	5.13%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	5.70%	4.68%	4.47%	4.76%	5.13%

(1) Pre-tax, pre-provision

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com